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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto, with regard to the common stock of Senesco Technologies, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this agreement as of the 27th day of December, 2001.



Date:  December 27, 2001           /s/ R. Allen Stanford
                                   --------------------------------------
                                   R. Allen Stanford


Date:  December 27, 2001           STANFORD VENTURE CAPITAL
                                   HOLDINGS, INC.


                                   By: /s/ Yolanda M. Suarez
                                       -----------------------------------
                                           Yolanda M. Suarez
                                           Secretary